QUANEX CORPORATION 1900 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600

January 19, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 23, 2006, at the Company’s principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

This year you will be asked to vote in favor of the election of two directors, the adoption of a new omnibus incentive plan, and the approval of performance goals that may be used by the Board of Directors in granting awards. These proposals are more fully explained in the attached proxy statement, which you are encouraged to read.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY, AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your cooperation.

Sincerely,

Raymond A. Jean

Chairman of the Board

QUANEX CORPORATION PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held February 23, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 23, 2006, at 8:00 a.m., C.S.T., for the following purposes:

(1)	To elect two directors to serve until the Annual Meeting of Stockholders in 2009;

(2)	To approve adoption of the Quanex Corporation 2006 Omnibus Incentive Plan (the “2006 Plan”);

(3)	To approve performance goals that are included in the 2006 Plan and may be used by the Board of Directors in granting performance stock awards and performance unit awards under the 2006 Plan;

(4)	To approve performance goals that are included in the 2006 Plan and may be used by the Board of Directors in granting annual incentive awards under the 2006 Plan; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

The Board of Directors has fixed the close of business on January 5, 2006, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.

Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.

The Company’s Annual Report to Stockholders for the year ended October 31, 2005, accompanies this Notice.

By order of the Board of Directors Kevin P. Delaney, Senior Vice President—General Counsel and Secretary

Houston, Texas

January 19, 2006

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held February 23, 2006

This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 19, 2006, to all holders of record on January 5, 2006, (the “Record Date”), of the Common Stock, $.50 par value (“Common Stock”), of Quanex Corporation, a Delaware corporation (the “Company”), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 23, 2006, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as directors of the nominees listed herein and for each other proposal included herein. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting.

The Common Stock is the only class of securities of the Company that is entitled to vote at the meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the meeting, there were 25,045,760 shares of Common Stock issued and outstanding (which number of shares reflects our December 31, 2004, stock split in the form of a stock dividend). Each share is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.

On December 2, 2004, the Board of Directors declared a three-for-two stock split in the form of a 50% stock dividend, payable on December 31, 2004, to holders of record on December 17, 2004. Unless otherwise stated herein, all share amounts and related information in this proxy statement are presented after giving effect to such stock split.

The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company’s principal executive office is 1900 West Loop South, Suite 1500, Houston, Texas, 77027.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Two directors are to be elected at the meeting. The Company’s Restated Certificate of Incorporation and Bylaws both provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the terms of office of the classes expiring at different times. The terms of office of Donald G. Barger, Jr. and Raymond A. Jean expire at the 2006 Annual Meeting. Each of Messrs. Barger and Jean are proposed nominees for director for a term expiring at the 2009 Annual Meeting. The respective terms of directors expire on the dates set forth below.

Nominees for election for terms expiring at the 2009 Annual Meeting	Principal Occupation	Age	Director Since

Donald G. Barger, Jr.	Senior Vice President and Chief Financial Officer of YRC Worldwide, Inc. (formerly Yellow Roadway Corporation), a provider of transportation services throughout North America and other international markets (Overland Park, Kansas)	62	1995

Raymond A. Jean	Chairman of the Board, President and Chief Executive Officer, Quanex Corporation	63	2001

Directors whose terms expire at the 2008 Annual Meeting

Susan F. Davis	Vice President of Human Resources of Johnson Controls, Inc., an international provider of automotive systems and building controls (Milwaukee, Wisconsin)	52	1998

Russell M. Flaum	Executive Vice President of Illinois Tool Works, Inc., an international manufacturer of engineered components and products for automotive, construction and general industrial markets (Glenview, Illinois)	55	1997

Directors whose terms expire at the 2007 Annual Meeting

Joseph J. Ross	Retired since 2004 from Federal Signal Corporation, a manufacturer of safety and communications equipment and specialty vehicles (Oak Brook, Illinois)	59	2001

Vincent R. Scorsone	Retired since 1994 from Alcoa, Inc. a manufacturer of aluminum products (Pittsburgh, Pennsylvania)	70	1995

Richard L. Wellek	Retired since 1999 from Varlen Corporation, a manufacturer of engineered products supplying the railroad, light vehicle, and heavy duty truck markets (Naperville, Illinois)	67	2003

Mr. Barger was appointed to his present position with YRC Worldwide, Inc. (formerly Yellow Roadway Corporation) in December 2000. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger currently serves on the board of Gardner Denver, Inc.

Mr. Jean joined the Company as President and Chief Executive Officer and was elected to the Board of Directors in February 2001 and elected Chairman of the Board in May 2001. Prior to joining the Company, Mr. Jean was Corporate Vice President and a member of the Board of Directors for AMSTED Industries, a diversified, privately held manufacturer of railroad, vehicular, construction, and general industrial products. Prior to joining AMSTED Industries, through its acquisition of Varlen Corporation in August 1999, Mr. Jean had served as President and Chief Executive Officer of Varlen Corporation, a leading manufacturer of engineered components for transportation markets, since 1999 and President and Chief Operating Officer since 1997. Mr. Jean currently serves on the boards of AMSTED Industries and Nicor, Inc.

Ms. Davis has been the Vice President of Human Resources since 1994 for Johnson Controls, an international provider of automotive systems and building controls. From 1993 to 1994, Ms. Davis was Vice President—Organizational Development for Johnson Controls and Director of Organizational Development from 1991 to 1993. She began her career with Johnson Controls in 1984 and has served in positions of increasing responsibilities in the marketing and human resources areas.

Mr. Flaum has been employed as Executive Vice President of Illinois Tool Works, Inc., an international manufacturer of engineered components and products for automotive, construction and general industrial markets since 1992. Prior to that, Mr. Flaum was President—Signode Corporation—Packaging Systems, U.S. from 1990 to 1992 and Vice President of Marketing since 1986. Mr. Flaum currently serves on the board of Ryerson, Inc.

Mr. Ross retired in January 2004 from Federal Signal Corporation. Prior to his retirement, he served as Chairman of the Board and Chief Executive Officer of Federal Signal. Mr. Ross joined Federal Signal in 1983 as its Vice President—General Counsel, assumed the role of Chief Executive Officer in 1987, and added the Chairman’s responsibilities in 1990. Mr. Ross currently serves on the board of Enodis PLC.

Mr. Scorsone retired from Alcoa, Inc. in 1994, and prior to his retirement, served as Executive Vice President, Chairman’s Counsel from 1991 to 1994 and Group Vice President, Alcoa Aerospace and Industrial Products from 1986 to 1991. Prior to that time, Mr. Scorsone served in various management positions with Alcoa.

Mr. Wellek was Chairman of the Board of Prism Financial Corporation until June 2000. Prior to his tenure with Prism, Mr. Wellek retired from Varlen Corporation, a manufacturer of engineered transportation products supplying the railroad, light vehicle, and heavy duty truck markets, where he served in various capacities from 1968 to 1999, including President and Chief Executive Officer and later, Chairman of the Board.

The Board of Directors has affirmatively determined that each of Messrs. Flaum, Scorsone, Ross, Wellek and Barger and Ms. Davis has no material relationship with the Company and has satisfied the independence requirements of the New York Stock Exchange. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of Quanex with various companies with which such directors may be affiliated and has determined that none of these relationships could impair the independence of such directors. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions. In addition, each of such directors has met the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.

There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting, and there are no family relationships among any of the directors or executive officers of the Company. Messrs. Barger and Jean have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. The nominees receiving a plurality of votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Recommendation

The Board of Directors recommends that you vote “FOR” both of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of Messrs. Barger and Jean. If either nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.

PROPOSAL NO. 2

APPROVAL OF THE QUANEX CORPORATION

2006 OMNIBUS INCENTIVE PLAN

General

On December 19, 2005, the Company’s Board of Directors adopted the Quanex Corporation 2006 Omnibus Incentive Plan (the “2006 Plan”), subject to approval by the Company’s stockholders.

Since its inception, the Company has recognized the importance of aligning the interests of its employees with those of its stockholders. The 2006 Plan reflects this fact by providing those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates. The 2006 Plan also:

•	Keeps dilution of the common stock of the Company (“Common Stock”) at less than 10%;

•	Would result, if the Company continues to grant awards at the current rate, in an average annual dilution from stock option grants of less than 1.5%; and

•

Should further enhance the Company’s already strong performance with respect to total shareholder return, which, for fiscal 2005, was in the top quartile of the Company’s peer group identified on the chart on page 21, and has consistently outperformed certain peers and various stock indices over the past five years. For more information regarding this historical performance, please see the chart on page 21.

The 2006 Plan is administered by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”), which comprises exclusively non-employee independent directors. The 2006 Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the 2006 Plan may be paid in cash or in Common Stock, as determined by the Compensation Committee. The Compensation Committee has exclusive authority to select the participants to whom awards may be granted, and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2006 Plan.

The following summary of the material features of the 2006 Plan is qualified by reference to the copy of the 2006 Plan that is attached as Exhibit A to this proxy statement.

General Terms

The aggregate number of shares of Common Stock authorized for grant under the 2006 Plan is 1,750,000. Each share of Common Stock that is subject to an award counts as one share of Common Stock against the aggregate number. With respect to full value awards (such as restricted stock awards and performance stock awards), the aggregate number of shares of Common Stock authorized for grant under the 2006 Plan is 875,000 (which is included in the 1,750,000 total authorized shares mentioned above). With respect to each type of award based in Common Stock, the maximum number of shares that may be granted to an employee of the Company during any fiscal year under the 2006 Plan is set out in the chart below:

Type of Award	Maximum Number of Shares of Common Stock That May Be Granted to an Employee During a Fiscal Year
Option	200,000
SAR	200,000
Performance Stock	100,000
Performance Unit payable in Stock	100,000

For performance unit awards payable in cash, a maximum cash value of $2,000,000 can be paid to an employee during a fiscal year. For annual incentive awards, a maximum cash value of $2,000,000 can be paid to an employee during a fiscal year.

Generally, if an award granted under the 2006 Plan is forfeited or cancelled for any reason or is settled in cash in lieu of Shares, the Shares allocable to the forfeited or cancelled portion of the Award may again be subject to an award granted under the 2006 Plan. If shares are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the 2006 Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available under the 2006 Plan. If any outstanding award is forfeited or cancelled for any reason, or is settled for cash in lieu of shares, the shares allocable to such award will again be subject to an award granted under the 2006 Plan.

The 2006 Plan is administered by the Compensation Committee.

Any key employee or non-employee director of the Company or one of its affiliates is eligible for awards under the 2006 Plan.

The 2006 Plan provides for awards of options, SARs, restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards.

The Board of Directors may amend the terms of the 2006 Plan at any time, subject to the stockholder approval requirements of the NYSE and other rules and regulations applicable to the Company.

Awards granted under the 2006 Plan are generally non-transferable by the holder other than by will or under the laws of descent and distribution, and are generally exercisable during the holder’s lifetime only by the holder.

In case of certain corporate acquisitions by the Company, awards may be granted under the 2006 Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of the Company or its affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the 2006 Plan to such extent as the Board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.

The Board may establish certain performance goals applicable to performance stock awards, performance unit awards and annual incentive awards granted under the 2006 Plan. Information relating to the specific performance criteria that may be used in connection with these performance goals can be found in Proposals 3 and 4. If stockholder approval of Proposal 3 is not obtained, then no performance stock awards or performance unit awards will be granted under the 2006 Plan. If stockholder approval of Proposal 4 is not obtained, then no annual incentive awards will be granted under the 2006 Plan.

The 2006 Plan will continue indefinitely until it is terminated pursuant to its terms.

Options

For options granted under the 2006 Plan, the Compensation Committee will specify the option price, size and term, and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant.

The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise through a registered broker-dealer, or (iii) in any other form of payment which is acceptable to the Compensation Committee. The Compensation Committee may also permit a holder to pay the option price and any applicable tax withholding by authorizing a third-party broker to sell all or a portion of the shares of Common Stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.

All options granted under the 2006 Plan are granted with an exercise price equal to or greater than the fair market value of the Common Stock at the time the option is granted.

The 2006 Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.

SARs

Subject to the terms and conditions of the 2006 Plan, a SAR entitles its holder a right to receive a cash amount equal to the excess of (a) the fair market value of one share of Common Stock of the Company on the date of exercise of the SAR over (b) the grant price of the SAR. All SARs granted under the 2006 Plan must have a grant price equal to or greater than the fair market value of the Common Stock at the time the SAR is granted.

The Compensation Committee may determine the term of any SAR, so long as that term does not exceed 10 years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance of service with the Company.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in stock of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.

Restricted Stock

The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, are determined by the Compensation Committee in its sole discretion.

Subject to the terms and conditions of the 2006 Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award. Dividends paid with respect to restricted stock (other than dividends paid by means of shares of Common Stock or rights to acquire shares of Common Stock) will be paid to the holder of restricted stock currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock will be added to and become a part of the holder’s restricted stock.

Restricted Stock Unit Awards

The Compensation Committee determines the material terms of restricted stock unit awards, including the vesting schedule, the price (if any) to be paid by the recipient in connection with the award, and any transferability restrictions or other conditions applicable to the award, which may include the attainment of specified performance objectives described below.

A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of Common Stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of Common Stock.

Payment under a restricted stock unit award will be made in either cash or shares of Common Stock, as specified in the applicable award agreement. Any payment under a restricted stock award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2006 Plan) or (ii) at a time that is permissible under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

In its discretion, the Compensation Committee may specify that the holder of a restricted stock unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted stock units may be determined by the Compensation Committee at the time of grant.

Performance Stock Awards and Performance Unit Awards

The Compensation Committee determines the material terms of performance awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured.

Performance unit awards are payable in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the 2006 Plan) or (ii) at a time that is permissible under section 409A of the Code.

Subject to the terms and conditions of the 2006 Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of Common Stock issued to the holder pursuant to the award during any period in which such issued shares are subject to forfeiture and restrictions on transfer. These rights include the right to vote such shares.

Any performance goal for a particular performance stock award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain. Information relating to specific performance goals that may be used by the Compensation Committee is set forth in Proposal 3 of this proxy statement.

Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

Annual Incentive Awards

The Compensation Committee may grant annual incentive awards to key executive employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.

Annual incentive awards are payable in cash. Subject to the terms and provisions of the 2006 Plan, the Compensation Committee determines the material terms of annual incentive awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured.

Any performance goal for a particular annual incentive award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain. Information relating to specific performance goals that may be used by the Compensation Committee is set forth in Proposal 4 of this proxy statement.

Other Stock-Based Awards

The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the 2006 Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of shares of Common Stock to holders, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each other stock-based award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other stock-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other stock-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.

Any payment with respect to an other stock-based award will be made in cash or shares of Common Stock, as determined by the Compensation Committee.

The Compensation Committee will determine the extent to which a holder’s rights under an other stock-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to other stock unit awards may be determined by the Compensation Committee at the time of grant.

Cash-Based Awards

The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash based awards that will be paid out to the holder will depend on the extent to which such performance goals are met.

Any payment with respect to a cash-based award will be made in cash.

The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with the Company. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.

Deferrals

The Compensation Committee may permit a participant to defer the receipt of cash or shares pursuant to any awards under the 2006 Plan. Any deferral permitted under the 2006 Plan will be administered in a manner that is intended to comply with Section 409A of the Code.

Effect of Certain Transactions and Change of Control

The 2006 Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company’s outstanding Common Stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company’s capital structure. For any award granted under the 2006 Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.

Awards Currently Contemplated Under the 2006 Plan

No awards are currently contemplated under the 2006 Plan. Because the Board has not yet considered the issuance of awards under the 2006 Plan, the benefits or amounts that will be received by or allocated to various recipients under the 2006 Plan are not currently determinable. Further, because the issuance of awards under the 2006 Plan is wholly in the discretion of the Board, it is impossible to determine the specific benefits or awards that would have been granted under the 2006 Plan if it had been in effect for the fiscal year ended October 31, 2005. If any stock-based awards had been granted under the 2006 Plan on October 31, 2005, the value of such awards would have been based on a NYSE closing price of $57.91 per share of Common Stock.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the 2006 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2006 Plan, nor does it address state, local, or non-U.S. taxes.

Options, SARs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. A participant generally is not required to recognize income on the grant of an option, a SAR, a performance stock award, a performance unit award or an other stock-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised, or in the case of performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance stock awards, performance unit awards or other stock-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Annual Incentive Awards and Cash-Based Awards. Upon payment of an annual incentive award or cash-based award, a participant is required to recognize ordinary income in the amount of the award paid.

Restricted Common Stock. Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted Common Stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2006 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Quanex Corporation. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).

Performance Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the 2006 Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2006 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 2006 Plan.

Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Withholding. Awards under the 2006 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

Section 409A. Awards of SARs, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards or cash-based awards under the 2006 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of section 409A of the Code on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the 2006 Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the 2006 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

PROPOSAL NO. 3

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA

FOR PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS

UNDER THE 2006 PLAN

The Company’s stockholders are being asked to approve the material terms of the performance goals that are included in the 2006 Plan and may apply to performance stock awards and performance unit awards granted under the 2006 Plan. This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under section 162(m) of the Code.

Background

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Performance stock awards and performance unit awards under the 2006 Plan may be granted to key employees of the Company and it subsidiaries and affiliates, and to non-employee directors of the Company.

Under the 2006 Plan, performance stock awards and performance and performance unit awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For performance stock awards and performance unit awards that are intended to qualify as performance-based compensation under section 162(m), performance goals will be based on one or more of the following business criteria: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios (per employee or per customer).

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•

including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

Under the 2006 Plan, performance stock award grants for any person are limited to 100,000 shares of Common Stock in each taxable year of the Company. The maximum number of shares of Common Stock for which performance unit award grants payable in Common Stock may be granted to any person in each taxable year of the Company is 100,000. The maximum value of a performance unit award payable in cash that may be granted to any person during each taxable year of the Company, determined as of the dates of grants of the performance unit awards, is $2,000,000.

A description of the 2006 Plan is set forth above in Proposal 2 of this proxy statement.

No performance stock awards or performance unit awards will be granted under the 2006. Plan unless the Company’s stockholders approve this Proposal 3.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the material terms of the performance criteria for performance stock awards and performance unit awards under the 2006 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

PROPOSAL NO. 4

APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA

FOR ANNUAL INCENTIVE AWARDS UNDER THE 2006 PLAN

The Company’s stockholders are being asked to approve the material terms of performance goals that are included in the 2006 Plan and may apply to annual incentive awards granted under the 2006 Plan. This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under section 162(m) of the Code.

Background

Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Annual incentive awards under the 2006 Plan may be granted to key executive employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.

Under the 2006 Plan, annual incentive awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For annual incentive awards that are intended to qualify as performance-based compensation under section 162(m), performance goals will be based on one or more of the following business criteria: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios (per employee or per customer).

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•

including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

Under the 2006 Plan, the maximum amount payable under annual incentive awards to any person during each taxable year of the Company is $2,000,000.

A description of the 2006 Plan is set forth above in Proposal 2 of this proxy statement.

No annual incentive awards will be granted under the 2006 Plan unless the Company’s stockholders approve this Proposal 4.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the material terms of the performance criteria for annual incentive awards under the 2006 Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

EXECUTIVE OFFICERS

Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company’s directors.

Name and Age	Office and Length of Service
Raymond A. Jean, 63	Chairman of the Board, President and Chief Executive Officer since 2001
Michael R. Bayles, 54	Senior Vice President since 2005 and President of Building Products since 2003
Kevin P. Delaney, 44	Senior Vice President—General Counsel since 2005 and Secretary since 2004
John J. Mannion, 39	Vice President—Treasurer since 2004
Paul A. Hammonds, 49	Vice President—Corporate Development since 2005
Brent L. Korb, 33	Vice President—Corporate Controller since 2005

Mr. Jean was elected Chairman of the Board on May 22, 2001, and was named President and Chief Executive Officer of the Company on February 22, 2001. Prior to that time, Mr. Jean was Corporate Vice President of Amsted Industries, a diversified, privately held manufacturer of railroad, vehicular, building, and general industrial products, since 1999. Prior to that time, Mr. Jean was President and Chief Executive Officer of Varlen Corporation, a leading manufacturer of engineered components for transportation markets, since 1999 and President and Chief Operating Officer since 1997. Prior to that time, Mr. Jean was Group Vice President and Chief Operating Officer of Varlen since 1993 and Group Vice President since 1988.

Mr. Bayles was promoted to Senior Vice President on February 24, 2005. Prior to that, he was named Vice President and President of Building Products on March 10, 2003, and Vice President, Strategic Planning & Business Development of the Company on May 24, 2001. Prior to that time, Mr. Bayles was Executive Vice President of Helm Financial, a firm engaged in the leasing of rail transportation equipment, since 2000. Prior to that time, Mr. Bayles was President and Chief Operating Officer of Standard Truck Company, a privately held company serving the railroad components market, since 1998 and President and Chief Operating Officer of M-Wave, Inc., a leading manufacturer of high performance printed circuits, since 1997. Prior to that time, Mr. Bayles held manufacturing and general manager positions at Varlen Corporation since 1988.

Mr. Delaney was promoted to Senior Vice President—General Counsel of the Company on February 24, 2005. Prior to that, he was named Vice President—General Counsel of the Company on July 23, 2003, and Secretary on February 26, 2004. Prior to that he was Chief Counsel for Trane Residential Systems, a business of American Standard Companies, a global manufacturer with market leading positions in automotive, bath and kitchen and air conditioning systems, since January 2002, Assistant General Counsel for American Standard Companies since January 2001 and Group Counsel for The Trane Company’s North American Unitary Products Group since 1997. Prior to that time, Mr. Delaney was Vice President—General Counsel with GS Roofing Products Company, Inc. from 1995 to 1997 and Senior Attorney with GTE Directories Corporation from 1991 to 1995.

Mr. Mannion was named Vice President—Treasurer of the Company on August 30, 2004, and prior to that time was Senior Director—Treasury from 2002 to 2004, and Senior Director—Financial Planning & Analysis from 1996 to 2002, for ExpressJet Airlines, a commercial airline. Prior to that time, Mr. Mannion served as Director—Corporate Finance from 1995 to 1996, and Director—Corporate Development from 1994 to 1995, for Continental Airlines. From 1992 to 1994, Mr. Mannion was Senior Financial Analyst—Financial Planning & Analysis for Northwest Airlines.

Mr. Hammonds was named Vice President of Corporate Development of the Company on February 24, 2005 and Director of Corporate Business Development on March 11, 2003. Prior to that time, Mr. Hammonds was Director, Catalog Operations and Supplier Integration for ICG Commerce Inc., a provider of electronic procurement services, since 2000. For eleven years prior to that Mr. Hammonds held positions with Grainger Industrial Supply including Product Category Director, Director of Product Process Development and Division Manager.

Mr. Korb was named Vice President – Corporate Controller of the Company on February 2, 2005 and Assistant Controller on November 24, 2003. Prior to that time, Mr. Korb was Corporate Controller & Director Business Analysis since 2003, and Manager of Business Analysis since 2001, of Resolution Performance Products, a manufacturer of specialty chemicals. From 1996 to 2001, Mr. Korb held positions at SCI Management Corporation, a provider of funeral, cremation and cemetery services, including Director International Finance & Accounting, Manager International Finance & Accounting, Manager Corporate Development, Manager Strategic Planning, and Financial Analyst.

DIRECTOR AND OFFICER COMPENSATION

Director Compensation

Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. Mr. Jean is the only director who is also an employee of the Company, and as such he does not receive any additional compensation for such service.

For the period of fiscal 2005 prior to September 1, 2005, our non-employee directors received the following compensation(1):

•	Annual Cash Retainer - $30,000/year paid quarterly

•	Board Meeting Fees - $1,250/meeting

•	Committee Meeting Fees - $1,250/meeting

•	Committee Chairman Fees - $2,500/year paid quarterly except Executive Committee Chair receives no extra pay

•

Annual Stock Retainer(2) – 500 shares of restricted stock and options to purchase 2,000 shares of the Company’s common stock. Both the restricted stock and stock options vest immediately upon issuance on October 31, however the restricted stock is restricted until the director ceases to serve in such role.

•

Initial Stock Option Grant(2) – Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 6,000 shares of the Company’s common stock. These shares vest immediately.

•	Expense Reimbursement - Directors are reimbursed for their expenses relating to attendance at meetings.

Effective September 1, 2005, certain changes were made to non-employee director compensation. Following are the new amounts for only those items that changed:

•	Annual Cash Retainer - $40,000/year paid quarterly

•	Board Meeting Fees - $1,250/meeting for telephonic and $1,500/meeting for in person

•

Annual Stock Retainer(2) – Equivalent value of $25,000 in restricted stock and equivalent value of $50,000 in options to purchase shares of the Company’s common stock. Both the restricted stock and stock options vest immediately upon issuance on October 31, however the restricted stock is restricted until the director ceases to serve in such role.

•

Initial Stock Option Grant(2) – Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 5,000 shares of the Company’s common stock. These options vest immediately.

Non-employee directors who first became directors prior to July 1, 1997, are the beneficiaries of life insurance policies provided by the Company at a cost ranging from approximately $1,700 to $2,500 per director for fiscal 2005.

During fiscal 2005, Ms. Davis and Messrs. Barger, Flaum, Ross, and Wellek elected to defer director fees of $43,125, $34,219, $18,000, $43,125 and $43,750 respectively, under the DC Plan in the form of nominal Common Stock units and their accounts were credited with 860, 682, 359, 857 and 870 nominal shares of Common Stock, respectively. In addition, pursuant to the terms of the DC Plan, the Company made matching awards to their respective accounts of 172, 136, 72, 171 and 174 nominal shares of Common Stock, respectively.

(1)

Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Corporation Deferred Compensation Plan (the “DC Plan”). Deferrals earned during the ensuing plan year may be invested in an account denominated in the Company’s common stock units or cash. On June 3, 2004, the Board of Directors amended the DC Plan to provide that all distributions under the DC Plan will be made in cash and to permit participants to elect to have their notional accounts under the DC Plan deemed invested in any of the accounts available under the Company’s qualified 401(k) Plan, as the director elects. If a participant elects to make a deferral to a nominal Common Stock account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to such participant’s account. The number of shares of nominal Common Stock credited to a participant’s deferral and matching account is the number of full shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange (the “NYSE”) on the day that the amount deferred would have been paid had it not been deferred. Dividends and other distributions declared and paid on the Common Stock will be accrued in the participant’s account based upon the number of nominal shares of Common Stock credited to such account. No payments in respect thereof, however, are made to any participant until distribution in accordance with the DC Plan. All participant deferrals and Company matching awards are 100% vested; provided, however, that if a participant receives a benefiedt from the DC Plan for any reason, other than death, disability or retirement, within three years after a deferral was credited to a nominal Common Stock account, any matching awards made by the Company with respect to the deferral that is held less than three years will be forfeited. In the event of a “change of control” of the Company, any amount credited to a participant’s account is fully vested and is payable in cash within fiedve days after the change of control occurs. A “change in control” is defiedned generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the benefiedcial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of June 1, 1999 (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to June 1, 1999, and his election, or nomination for election by Quanex’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of offiedce occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board.

(2)	Restricted stock grants and stock option grants were issued from the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan.

Summary Compensation Table

The Summary Compensation Table sets forth certain information concerning the cash compensation and additional incentive compensation earned in the ?scal years ended October 31, 2005, 2004 and 2003 by the Chief Executive Of?cer and each of the Company’s four most highly compensated executives. The table shows amounts earned by such persons for all services rendered in all capacities to Quanex Corporation and its subsidiaries during the past three years.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compen-sation(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts(1) ($)	All Other Compen- sation(4) ($)
Raymond A. Jean	2005	650,0000	1,300,000	61,545	515,040	61,500	770,000	5,250
Chairman of the Board, President	2004	604,583	846,416	56,338	253,440	49,050	700,000	5,125
and Chief Executive Officer	2003	566,667	301,360	57,769	0	82,500	0	29,109

Michael R. Bayles	2005	315,417	473,126	26,237	183,520	21,750	330,000	5,606
Senior Vice President an	2004	296,250	355,500	20,636	198,000	20,700	312,000	40,675
Building Products Group President	2003	281,250	128,205	20,522	0	37,500	0	11,410

Terry M. Murphy (5)	2005	302,083	453,125	30,027	177,600	21,150	330,000	5,970
Senior Vice President—Finance	2004	289,167	347,000	36,901	198,000	20,250	312,000	5,845
and Chief Financial Officer	2003	284,455	127,256	31,435	0	37,500	0	25,720

Kevin P. Delaney	2005	210,417	315,626	18,211	106,560	12,450	0	27,704
Senior Vice President—General	2004	188,333	226,000	18,098	55,440	10,650	0	23,565
Counsel and Secretary	2003	49,375	55,000	16,271	0	18,000	0	28,046

Mark A. Marcucci (6) President—Macsteel	2005	225,067	225,067	12,698	177,600	18,750	0	5,790
	2004	206,067	206,067	11,893	0	18,750	0	5,665
	2003	197,333	98,972	8,285	0	22,500	0	5,540

(1)

Annual bonus compensation amounts and LTIP payouts are earned and accrued during the scal years indicated and paid in the following year. The bonus and LTIP payouts also include the dollar value of the portion of the amounts deferred under the Company’s DC Plan. Under the terms of the DC Plan, participants may elect to defer a portion of their incentive bonus to a mix of Common Stock, cash or investment accounts. The amounts deferred under the DC Plan for the executives named above are:

	Fiscal Year 2005		Fiscal Year 2004		Fiscal Year 2003

Name	Bonus Deferred ($)	LTIP Deferred ($)	Bonus Deferred ($)	LTIP Deferred ($)	Bonus Deferred ($)	LTIP Deferred ($)
Jean	0	0	346,416	700,000	120,544	0
Bayles	118,282	82,500	177,750	156,000	32,051	0
Murphy	0	330,000	0	312,000	0	0
Delaney	110,469	0	90,400	0	0	0
Marcucci	0	0	0	0	0	0

(2)

The executives named above receive various perquisites provided by or paid for by the Company. These perquisites can include life insurance, nancial planning, personal use of automobiles, memberships in social and professional clubs and gross up payments equal to taxes payable on certain perquisites. The amounts reported in Other Annual Compensation for the executives named above are:

Name	Year	Life Insurance > $50,000 ($)	Financial Planning ($)	Automobile ($)	Club Membership ($)	Tax Gross Ups ($)

Jean	2005	14,454	10,000	11,690	11,376	14,026
	2004	13,622	8,025	11,411	10,863	12,416
	2003	12,672	10,000	11,516	10,577	13,004

Bayles	2005	4,913	7,000	7,491	0	6,833
	2004	4,664	6,904	2,432	0	6,635
	2003	4,416	6,942	2,650	0	6,515

Murphy	2005	6,594	2,500	8,376	7,339	5,216
	2004	6,362	7,932	8,237	6,170	8,199
	2003	8,256	2,700	8,241	5,954	6,284

Delaney	2005	2,100	1,250	9,329	3,611	1,921
	2004	1,884	1,250	9,423	3,743	1,798
	2003	785	0	1,799	546	13,142

Marcucci	2005	1,499	0	5,932	4,905	363
	2004	1,412	0	5,679	4,440	363
	2003	897	0	2,917	4,235	237

(3)

Restricted stock awards generally vest in full on the third anniversary after the date of grant. The number and aggregate value of unvested restricted stock awards as of October 31, 2005 were: 22,650 shares ($1,311,661) for Mr. Jean; 12,150 shares ($703,606) for Mr. Bayles; 12,000 shares ($694,920) for Mr. Murphy; 4,800 shares ($277,968) for Mr. Delaney; 4,500 shares ($260,595) for Mr. Marcucci. On December 1, 2005, subsequent to the Company’s scal 2005 year end, Messrs. Jean, Bayles, Delaney and Marcucci received 9,000, 3,300, 2,000 and 2,100 restricted stock awards, respectively. Dividends are paid at regular rates on restricted shares.

(4)

All other compensation generally includes Company contributions under the Company’s 401(k) plan, a 20% match under the Company’s DC Plan and a 15% match under the Company’s Employee Stock Purchase Program (ESPP). Contributions for scal 2005 for the persons named above are as follows ($):

Name	401(k)	DC Plan	ESPP	Other

Jean	5,250	0	0	0
Bayles	5,250	0	0	356
Murphy	5,250	0	720	0
Delaney	5,250	22,094	360	0
Marcucci	5,250	0	540	0

(5)	Mr. Murphy retired from the Company effective December 31, 2005.

(6)	Mr. Marcucci is not considered an executive ofcer of the Company. He is included here pursuant to the provisions of Item 402(a)(3)(iii) of Regulation S-K under the Securities Exchange Act of 1934.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted to the named executives during the Company’s last ?scal year.

	Individual Grants(1) (2)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(4)	Exercise Or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

Raymond A. Jean	61,500	18.5%	$39.47	12/1/2014	1,526,454	3,868,335
Michael R. Bayles	21,750	6.5%	$39.47	12/1/2014	539,844	1,368,070
Terry M. Murphy	21,150	6.4%	$39.47	12/1/2014	524,951	1,330,330
Kevin P. Delaney	12,450	3.7%	$39.47	12/1/2014	309,014	783,102
Mark A. Marcucci	18,750	5.6%	$39.47	12/1/2014	465,382	1,179,370

(1)

The exercise price of all options is the closing price of Quanex Corporation stock on the date of grant as reported on the New York Stock Exchange. Options granted in scal 2005 become exercisable in one-third annual increments beginning one year after the date of grant and expire 10 years from the date of grant.

(2)

On December 1, 2005, subsequent to the Company’s scal 2005 year end, Messrs. Jean, Bayles, Delaney and Marcucci received 41,200, 14,900, 9,000 and 9,500 Options, respectively, at an exercise price of $61.42.

(3)

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of future prices of Quanex Corporation’s Common Stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(4)	Total options granted in scal year 2005 to eligible employees of Quanex Corporation and its subsidiaries covered a total of 332,994 shares.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in ?scal year 2005 by the Company’s executives named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on October 31, 2005 and the aggregate gains that would have been realized had these options been exercised on October 31, 2005, even though these options were not exercised and the unexercisable options could not have been exercised on October 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
			Exerciseable	Unexercisable	Exerciseable	Unexercisable

Raymond A. Jean	119,300	5,583,876	135,050	121,700	5,111,643	3,170,499
Michael R. Bayles	59,401	1,953,422	0	48,050	0	1,293,189
Terry M. Murphy	27,750	985,416	85,000	30,500	3,604,331	965,589
Kevin P. Delaney	6,550	248,669	3,000	25,550	113,330	680,000
Mark A. Marcucci	12,000	502,644	14,251	38,750	504,788	1,014,012

Long-Term Incentive Plan – Awards in Fiscal Year 2005

The following table sets forth information concerning the awards to the named executive of?cers made in ?scal year 2005 for the three-year performance period of 2005 through 2007 under the Long-Term Incentive Plan (LTIP). Under the LTIP, the executives were granted Performance Unit awards, which give them the opportunity to earn speci?ed cash amounts. Payouts of Performance Units are valued at the time of the payout based on the level of achievement against pre-established performance criteria. The two performance criteria for the Performance Units are earnings per share growth (50%) and relative total shareholder return (50%).

			Estimated Future Payouts Under Non-Stock Price Based Plan(1)(2)(3)
Name	Number of Units	Performance Period	Threshold ($)	Target ($)	Maximum ($)

Raymond A. Jean	4,300	11/1/04 – 10/31/07	161,250	430,000	860,000
Michael R. Bayles	1,500	11/1/04 – 10/31/07	56,250	150,000	300,000
Terry M. Murphy	1,500	11/1/04 – 10/31/07	56,250	150,000	300,000
Kevin P. Delaney	900	11/1/04 – 10/31/07	33,750	90,000	180,000
Mark A. Marcucci	0	11/1/04 – 10/31/07	0	0	0

(1)	Actual payouts are a function of EPS growth (50%) and relative shareholder return (50%) compared to a peer group of companies.

a.

EPS Growth (50%) - The EPS growth portion is not awarded until EPS growth equals 8%. EPS growth between 8% and 10% results in a target level payout and EPS growth above 12% results in the maximum payout for this portion of the LTIP Performance Unit.

b.

Relative Total Shareholder Return (50%) - If the Company’s performance is below the 40th percentile of the range relative to the performance peer group, then no amount will be earned for this portion of the Performance Units. Threshold awards will be earned for this portion of the Performance Units if the Company achieves 40th percentile performance. If the Company’s performance is at the 60th percentile of the peer group the Target award will be earned for this portion of the Performance Units. The Maximum award for this portion of the Performance Units will be earned if the Company’s performance is at or above the 75th percentile of the peer group companies.

(2)	In accordance with the terms of the DC Plan ofcers may elect to defer under the DC Plan all or a portion of their compensation under the Quanex Corporation Long-Term Incentive Plan.

(3)	On December 1, 2005, subsequent to the Company’s scal 2005 year end, Messrs. Jean, Bayles, Delaney and Marcucci received 5,100, 1,900, 1,100 and 1,200 performance units, respectively.

Retirement Plans

The Company provides additional retirement bene?ts to certain of its Named Executive Of?cers under the Quanex Corporation Supplemental Bene?t Plan (“SERP”). Under the SERP, an eligible participant receives a monthly single life annuity payable at age 65 equal to:

•	2.75% of the highest 36-month average of salary and bonus compensation from the last 60 months of employment,

•	multiplied by the participant’s years of service (but not in excess of 20 years) and

•	reduced by:

•	any benets payable to the participant under the Quanex Corporation Employees’ Pension Plan (“Qualied Plan”), and

•	50% of the participant’s Social Security benets adjusted pro-rata for years of service not in excess of 20 years.

A participant must remain employed until he or she has accumulated 5 years of service in order to receive a bene?t under the SERP. SERP participants are eligible for early retirement bene?ts when they attain age 55 with 5 years of service. The early retirement bene?t is calculated based on average compensation and service at early retirement, and reduced by 5% for each year bene?t commencement precedes age 65. SERP bene?ts are payable in a lump sum, in any optional form permitted under the Quali?ed Plan, or in installment payments over a period up to 20 years. All forms of payment are actuarially equivalent.

Upon a SERP participant’s termination of employment after a change in control, the participant is eligible to receive a lump sum payment in lieu of any other bene?t payable from the SERP. The lump sum is equal to the present value of the SERP life annuity, which is payable immediately without reduction for early payment, based on the participant’s years of service and compensation at date of termination.

The Pension Plan Table shows the total annual retirement bene?ts payable as a single life annuity at age 65 from

Pension Plan Table

	Years of Service

Remuneration	5	10	15	20+

$400,000	$55,000	$110,000	$165,000	$220,000
$500,000	$68,750	$137,500	$206,250	$275,000
$600,000	$82,500	$165,000	$247,500	$330,000
$700,000	$96,250	$192,500	$288,750	$385,000
$800,000	$110,000	$220,000	$330,000	$440,000
$900,000	$123,750	$247,500	$371,250	$495,000
$1,000,000	$137,500	$275,000	$412,500	$550,000
$1,100,000	$151,250	$302,500	$453,750	$605,000
$1,200,000	$165,000	$330,000	$495,000	$660,000
$1,300,000	$178,750	$357,500	$536,250	$715,000
$1,400,000	$192,500	$385,000	$577,500	$770,000
$1,500,000	$206,250	$412,500	$618,750	$825,000
$1,600,000	$220,000	$440,000	$660,000	$880,000
$1,700,000	$233,750	$467,500	$701,250	$935,000
$1,800,000	$247,500	$495,000	$742,500	$990,000
$1,900,000	$261,250	$522,500	$783,750	$1,045,000
$2,000,000	$275,000	$550,000	$825,000	$1,100,000

As of October 31, 2005, the individuals named in the Summary Compensation Table had the following years of service under the Company’s pension plans: Mr. Jean—4; Mr. Murphy—6; Mr. Bayles—4, and Mr. Delaney—2; the other listed individuals do not participate in the SERP.

Change in Control Arrangements

The Company has entered into change in control agreements with all of its elected executive of?cers. The form of agreement provides that in the event of a “change in control” of the Company, the executive agrees to remain in the employ of the Company for a period of at least three years, except for Messrs. Hammonds, Korb and Mannion, each of whose agreement provides for a two year period. A “change in control” is de?ned generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the bene?cial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the members of the Board of Directors as of the effective date of the agreement (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to the effective date of the agreement and his election, or nomination for election by Quanex stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of of?ce occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. The form of agreement contemplates that upon a change in control, the executive will continue to receive substantially the same compensation and bene?ts from the Company (or its successor) that he received before the change. Upon an event that is a change in control, all options to acquire Common Stock and all stock appreciation rights pertaining to Common Stock held by the executive will immediately vest and be fully exercisable, and all restrictions on restricted Common Stock granted to the executive will be removed and the stock will be fully transferable. If during the three-year period following a change in control the executive’s employment is terminated by the Company (or its successor) other than for “cause” (as defined in the agreement) or if the executive terminates his own employment with the company for “good reason” (as defined in the agreement), the executive will be entitled to a payment equal to 3 times the sum of (a) the executive’s base salary and (b) the executive’s annual bonus, except for Messrs. Hammonds, Korb and Mannion, each of whom will be entitled to a payment equal to 2 times the sum of (a) and (b). Such payments are to be payable in cash.

Equity Compensation Summary

The following table summarizes as of October 31, 2005, certain information regarding equity compensation to the Company’s employees, of?cers, directors and other persons under the Company’s equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	919,547	$28.67	1,292,051

Equity compensation plans not approved by security holders(1)	131,634	21.55	37,490
Total	1,051,181	$27.78	1,329,541

(1)

The Quanex Corporation 1997 Key Employee Stock Plan was approved by the Company’s Board of Directors in October 1997. This plan provides for the granting of stock options to eligible persons employed by the Company who are not executive ofcers of the Company. Under the plan, the total number of stock options which may be granted is 600,000 shares. Stock options may be granted at not less than the fair market value (as dened in the plan) on the date the options are granted and generally become exercisable over three years in one-third annual increments. The options expire ten years after the date of grant. The Board of Directors may amend, terminate or suspend the plan at any time. This plan was terminated with respect to all future grants at the December 2005 Board of Directors’ meeting.

Relative Market Performance Presentation

The following graph compares the Company’s cumulative total stockholder return for the last ?ve years with the cumulative total return for the Standard & Poor’s 500 composite Stock Index (the “S & P 500”), the Russell 2000 Index (the “Russell 2000”), and the Company’s industry peer group. The Company’s industry peer group is comprised of Aleris International Inc, American Axle & Mfg Holdings, Barnes Group Inc, Building Materials Holding Corp., Carpenter Technology Corp., Dura Automotive Systems-Class B, Gibraltar Industries Inc, Metals USA Inc, Modine Manufacturing Co., Royal Group Technologies Ltd., Steel Dynamics Inc., Superior Industries International, Timken Co., and Worthington Industries. The graph compares the Company to both the industry peer group, the Russell 2000 and the S&P 500.

5-YEAR TOTAL SHAREHOLDER RETURN

QUANEX CORP vs. S&P 500. RUSSELL 2000. AND INDUSTRY PEER INDEX

SOURCE: Standard & Poor’s Research Insight

NOTES:

*	Assumes $100 invested on 10/30/00 in Quanex Corp. stock, in the S&P 500, Russell 2000, and in an Industry Peer Index.

*	Cumulative total return assumes reinvestment of dividends.

*	Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

*

The companies included in the Industry Peer Index are: Aleris International Inc, American Axle & Mfg Hldgs, Barnes Group Inc, Building Materials Hldg Cp, Carpenter Technology Corp, Dura Automotive Sys -Cl B, Gibraltar Industries Inc, Metals USA Inc, Modine Manufacturing Co, Royal Group Technologies Ltd, Steel Dynamics Inc, Superior Industries Intl, Timken Co, and Worthington Industries

Index Data	10/31/00	10/31/01	10/31/02	10/31/03	10/31/04	10/31/05
Quanex Corp.	$100.00	$134.95	$188.25	$216.61	$278.32	$481.81
S&P 500	$100.00	$75.11	$63.77	$77.03	$84.28	$91.62
Russell 2000	$100.00	$87.30	$77.20	$110.68	$123.66	$136.18
Industry Peer Index*	$100.00	$100.65	$114.33	$131.31	$160.19	$181.01

*	Peer Group:

-	Commonwealth Industries Inc. was acquired by Aleris International in December 2004

-	Maonite International Corp. was acquired by Kohlberg Kravis Roberts LP in April 2005

COMMON STOCK OWNERSHIP

The following table sets forth, as of December 31, 2005, the number and percentage of bene?cial ownership of shares of Common Stock, the shares of Common Stock credited under the Deferred Compensation Plan and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director and nominee for director of the Company, the executive of?cers named in the compensation table on page 16 of this Proxy Statement, and all of?cers and directors as a group. Each of the directors and executive of?cers has sole voting and investment with respect to the securities listed by their name below.

	Common Stock Owned of Record	Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percent
Raymond A. Jean	130,050	23,494	199,400	352,944	1.39%
Michael R. Bayles	19,482	18,832	26,650	64,964	*
Terry M. Murphy (2)	15,910	26,504	72,500	114,914	*
Kevin P. Delaney	10,986	5,219	10,700	26,905	*
Mark A. Marcucci	14,255	0	34,251	48,506	*
Donald G. Barger	7,197	7,663	32,028	46,888	*
Susan F. Davis	16,788	10,521	18,528	45,837	*
Russell M. Flaum	5,457	4,075	23,028	32,560	*
Joseph J. Ross	4,182	7,031	23,028	34,241	*
Vincent R. Scorsone	14,682	0	2,028	16,710	*
Richard L. Wellek	1,932	2,796	17,028	21,756	*
All Officers and Directors as a group (3)	245,390	109,925	470,586	825,901	3.24%

* Less than 1.0%

1)	Includes options exercisable within 60 days.

(2)	Mr. Murphy retired from the Company, effective December 31, 2005.

(3)	Includes owned or credited shares totaling 8,334 for Mr. Hammonds, 6,227 for Mr. Korb and 5,115 for Mr. Mannion.

Compliance with Section 16a

Under SEC rules, the Company’s directors, executive of?cers and bene?cial owners of more that 10% of the Company’s equity securities are required to ?le periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC ?ling requirements were satis?ed during ?scal year 2005, except as set forth below.

Phantom stock units were credited through the Quanex Corporation Deferred Compensation Plan on December 1, 2004, to Ricardo Arredondo (the Company’s former Vice President — Controller) of 2,508.45 units, Robert C. Ballou (the Company’s former Vehicular Products Group President) of 2,128.38 units, Mr. Bayles of 10,147.80 units, Mr. Delaney of 2,748.645 units and Mr. Murphy of 9,486.48 units that were not reported until January 10, 2005. Shares were acquired through the Quanex Corporation Employee Stock Purchase Plan on April 1, 2005, by Mr. Delaney of 4.257 shares, Mr. Murphy of 8.514 shares, Mr. Korb of 6.385 shares and Mr. Hammonds of 8.514 shares that were not reported until April 20, 2005. Mr. Barger acquired 11.4464 shares through the Smith Barney Dividend Reinvestment Program on June 30, 2005, that were not reported until July 6, 2005. Shares were acquired through the Quanex Corporation Shareowner Service Plus Plan, on June 30, 2005, by Mr. Bayles of 4.497 shares, Mr. Delaney of .378 shares, Mr. Murphy of 4.405 shares, Mr. Korb of .441 shares and Mr. Hammonds of .566 shares that were not reported until July 6, 2005. On February 1, 2005, Mr. Barger settled 777.06 shares of phantom stock units for cash that was not reported until October 27, 2005. Shares were acquired through the Quanex Corporation Deferred Compensation Plan on October 31, 2005, by Ms. Davis of 25.91 shares, Mr. Barger of 19.43 shares, and Mr. Wellek of 25.91 shares that were not reported until November 14, 2005.

CORPORATE GOVERNANCE

Quanex Corporation’s business is managed under the direction of the Board of Directors. The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue Quanex’s objectives of adding to shareholder value. These guidelines re?ect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.

Corporate Governance Guidelines

The Board

1.      The business of the Quanex Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certi?cation of Incorporation or the By-Laws of the Company.

2.      The size of the Board, the classi?cation of directors, the term of of?ce, and the process for ?lling vacancies shall be in accordance with the Company’s Certi?cate of Incorporation and By-Laws.

Board Committees

3.      The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

4.      The membership of the Audit Committee, the Compensation & Management Development Committee, or the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the de?nition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

5.      The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees ?t.

Board Procedure

6.      The Board shall schedule a minimum of two executive sessions per year where non-management directors meet without management participation.

7.      The Chairman of the Nominating & Corporate Governance Committee shall preside at each executive session.

8.      The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Of?cer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

9.      The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Of?cer and positions of other corporate of?cers and key executives in the event of emergency or retirement.

10.    The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

11.    The Board shall, with the assistance of the Nominating & Corporate Governance Committee, as appropriate, review these Corporate Governance Guidelines on an annual basis to determine whether any changes are appropriate.

Board Resources

12.    The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

13.    The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

14.    The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

15.    The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their bene?t either prior to or within a reasonable period of time after their nomination or election as a director.

16.    The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

Director Quali?cations

17.    A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

18.	A director shall not stand for re-election after reaching 70 years of age.

19.    Directors shall promptly report changes in their business or professional af?liations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

20.    A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment for reasons other than retirement.

21.	No director shall serve as a director, ofcer or employee of a competitor of the Company.

22.	Non-employee directors shall not serve in a paid consulting role for the Company.

23.    Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

24.	Non-employee directors shall serve on the board of no more than three other public companies.

25.    A director who is also an of?cer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

26.    The Nominating & Corporate Governance Committee shall be responsible for establishing additional quali?cations for directors, taking into account the composition and skills of the entire Board.

Director Responsibilities

27.    Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their ?duciary duties.

28.    Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

29.

Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

30.    Non-employee directors are expected to own, bene?cially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than $100,000, which shares or share equivalents may be accumulated over the ?rst three years of service.

Director Compensation

31.    The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

Officer Responsibilities

32.	The Chief Executive Ofcer shall serve on the board of no more than two other public companies.

33.	Other executive ofcers shall serve on the board of no more than one other public company.

34.    The Chief Executive Of?cer is expected to own, bene?cially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. Senior of?cers are expected to own, bene?cially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary and of?cers 100% of their base salary under the same terms.

Amendment & Waiver

35.    The Quanex Corporate Governance Guidelines may be amended, modi?ed, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

Communications with the Company

Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.

General

Investor Information:

For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or inquiry@quanex.com. This material may also be obtained from the Company website at www.quanex.com by following the “Corporate Governance” link.

The Company’s required Securities Exchange Act ?lings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been ?led with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “1934 Act”). Forms 3, 4 and 5 ?led with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located at the “Financial Information” link. They can also be obtained free of charge upon request to the Company’s principal address below or inquiry@quanex.com.

Communications with the Company’s Board of Directors:

Persons wishing to communicate to the Company’s Board of Directors or a speci?ed individual director may do so by sending them in care of Raymond A. Jean, The Chairman of the Board of Directors, at the Company’s principal address below or hotline@quanex.com.

As noted in the Corporate Governance Guidelines, the Chairman of the Nominating and Corporate Governance Committee shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or non-management directors as a group, may do so by sending them in the care of Chairman, Nominating and Corporate Governance Committee, Quanex Corporation Board of Directors, at the Company’s principal executive offices.

Hotline

Accounting Issues:

Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President – Finance & Chief Financial Of?cer at the Company’s principal address or hotline@quanex.com.

Such communications will be kept con?dential to the fullest extent possible. If the individual is not satis?ed with the response, they may contact the Audit Committee of the Board of Directors of the Company. If concerns or complaints require con?dentiality, then this con?dentiality will be protected, subject to applicable laws.

Reporting Illegal or Unethical Behavior:

Employees, officers and directors who suspect or know of violations of the Company Code of Business Conduct or Ethics, or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, of?cer or director may contact the Chief Compliance Officer, Chief Financial Officer, Director of Internal Audit, or any corporate of?cer in person, by telephone, letter to the Company’s principal address or e-mail below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.

1)	By Letter
Quanex Corporation 1900 West Loop South, Suite 1500 Houston, Texas 77027
2)	By Telephone
	Direct Telephone Toll Free Telephone Toll Free Hotline	(713) 877-5349 (800) 231-8176 (888) 704-8222
3)	By Electronic Mail Hotline
hotline@quanex.com

Such communications will be kept con?dential to the fullest extent possible. If the individual is not satis?ed with the response, they may contact the Nominating and Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require con?dentiality, then this con?dentiality will be protected, subject to applicable laws.

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to the Company’s Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation and Management Development Committee, an Executive Committee and a Nominating and Corporate Governance Committee. During ?scal 2005, the Board of Directors met six times; the Audit Committee and the Compensation and Management Development Committee each met four times, and the Nominating and Corporate Governance Committee met twice. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company’s Board of Directors holds a meeting immediately following each year’s annual meeting of stockholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual meetings of stockholders. All of the current members of the Board attended the 2005 annual meeting of stockholders.

Audit Committee

The current members of the Audit Committee are Messrs. Flaum, Barger and Ross (Chairman), each of whom satis?es the independence requirements of the New York Stock Exchange, and meets the de?nitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986. In addition, Messrs. Barger and Ross have been designated “audit committee ?nancial experts” within the meaning of Item 401(h) of Regulation S-K. The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors and posted on the Company’s website at www.quanex.com and is attached hereto as Exhibit B and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.

Report to Stockholders

We have reviewed and discussed the Company’s audited ?nancial statements for the year ended October 31, 2005, with senior management and with Deloitte & Touche LLP, certi?ed public accountants, the independent auditors and accountants for the Company. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over ?nancial reporting and have further reviewed and discussed the opinion and audit of Deloitte & Touche LLP regarding those controls.

We discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codi?cation of Statements on Auditing Standards, AU Section 380) with respect to those statements. We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company’s most recent ?nancial statements. We have also reviewed and approved limited non-audit services rendered by Deloitte & Touche LLP and approved all fees paid for audit and non-audit services.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited ?nancial statements be included in the Company’s Annual Report on Form 10-K for the ?scal year ended October 31, 2005. The Committee also evaluated and selected Deloitte & Touche, LLP as independent auditors for ?scal year 2006.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be ?led with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any ?ling under the Securities Act or the Exchange Act, except to the extent that we speci?cally incorporate these paragraphs by reference.

Dated December 20, 2005

Audit Committee

Joseph J. Ross, Chairman Donald G. Barger, Jr. Russell M. Flaum

Audit and Related Fees

The following table re?ects fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual ?nancial statements for the years ended October 31, 2005 and October 31, 2004, and fees billed for other services rendered by Deloitte & Touche LLP during these periods.

	FY 2005	FY 2004
Audit Fees(1)	$2,239,000	$591,000
Audit Related Fees(2)	149,000	254,000
Tax Fees(3)	65,000	137,000
All Other Fees(4)	9,000	41,000
Total	$2,462,000	$1,023,000

_____________

(1)

Audit Fees consist of professional services and related expenses rendered by Deloitte & Touche LLP for the audit of our annual nancial statements, audit of internal controls and review of nancial statements included in Forms 10-Q and Form 10-K. The reason for the difference from scal 2004 to scal 2005 is all attributable to the audit of internal controls for scal 2005.

(2)

Audit Related Fees include assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our nancial statements and are not included in Audit Fees, including review of registration statements and issuance of consents. Also included in Audit Related Fees are amounts associated with employee benet plan audits. Fiscal 2004 included higher fees associated with the review of registration statements.

(3)

Tax Fees include professional services rendered by Deloitte & Touche LLP for tax return reviews and miscellaneous consulting. For scal 2004, Tax Fees includes higher amounts for support of our IRS audit defense.

(4)	All Other Fees include all other services provided by Deloitte & Touche, LLP, other than those reported above, including purchase price accounting services and other miscellaneous consulting.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche’s engagement to conduct the audit of Quanex Corporation for ?scal 2006 was approved by the Audit Committee on December 1, 2005. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Deloitte & Touche LLP entered into during ?scal 2004 and ?scal 2005 has been reviewed and approved by the Audit Committee, as provided in its charter.

We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2005 audit of the Company’s ?nancial statements for the most recently completed ?scal year was performed by full-time employees and partners of Deloitte & Touche, LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche, LLP.

Compensation and Management Development Committee

The current members of the Compensation and Management Development Committee are Messrs. Barger and Wellek and Ms. Davis (Chairwoman). The Compensation and Management Development Committee’s responsibilities to the Board are detailed in the Compensation and Management Development Committee Charter which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested stockholders may also obtain a copy of the Compensation and Management Development Committee Charter, free of charge, by contacting the Company’s Investor Relations Department at the address and phone number listed in the section entitled “Other Matters and Stockholder Proposals”.

During the ?scal year ended October 31, 2005, each of Ms. Davis and Messrs. Barger and Wellek satis?ed the independence requirements of the New York Stock Exchange and met the de?nitions of “non-employee director” under Rule 16b-3 under the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.

Report to Stockholders on Executive Compensation

The Compensation and Management Development Committee (the “Committee”) of your Board of Directors is pleased to present its annual report, which is intended to inform stockholders of the Company’s executive compensation program. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 2005.

The Committee’s responsibilities are to oversee the development and administration of the total compensation and benefits programs for corporate officers and key executives, and administer the executive annual, long term and stock incentive plans. In addition to these duties, the Committee also reviews the Company’s plans and processes for senior management selection, development and succession. During the 2005 fiscal year, the Committee met four times.

Compensation Philosophy

The objective of the executive compensation program is to foster a pay for performance culture and closely align the interests of executives and shareholders. The Committee’s goals in setting executive compensation are to:

•	Provide meaningful, reasonable and competitive programs that aide in the attraction and retention of qualified senior managers.

•	Structure the compensation program to provide reward opportunities that support and further the Company’s operating strategy and results-oriented culture.

•

Pay for performance through emphasis on variable compensation, giving individuals the opportunity to earn above-average compensation when the Company achieves above-average results relative to its peer group and general industry.

Competitive Positioning

On an annual basis the Committee, in conjunction with executive management and with the assistance of an outside compensation advisor, assesses the effectiveness of the overall compensation program. This assessment compares the compensation levels of its executives and the performance of the Company to the compensation received by executives of similar companies and the performance of these respective companies. The Committee reviews an independently prepared analysis of Company performance relative to its peers for meaningful performance measures such as profitability, growth, and capital utilization. The Company uses two primary sources for market compensation comparisons. The first is compensation surveys published by national compensation consulting firms. These surveys are comprised of a broad group of manufacturing and general industry companies, adjusted for size and job responsibility. The second is a group of peer companies included in the Relative Market Performance graph presented elsewhere in this Proxy. Together these sources provide a meaningful representation of the market in which the Company competes for executive talent.

Program Overview

The executive compensation program consists primarily of base salary, annual cash incentive compensation, executive benefits and long-term incentives composed of long-term stock option grants, restricted stock grants and performance unit awards. Since the majority of the value of the executive compensation program for Quanex executives is delivered through performance based incentive programs, much of the value of the total compensation package is considered at-risk.  The following is a discussion of each of the principal components of the total executive compensation program.

Base Salary

The base salary program targets the median of the competitive market. Salaries for each executive are reviewed on an annual basis. Salary adjustments are based on the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company’s financial position. Taking these factors into account, an executive’s base salary may be above or below the median (50th percentile of the market) at any point in time. Overall, the base salaries of the corporate officers and key executives are slightly below the market median.

Annual Incentive Compensation

The Committee administers the Executive Incentive Compensation Program (“EICP”), the Company’s annual cash bonus program, for corporate officers and selected key executives. The goal of the EICP is to reward participants in proportion to the performance of the Company and/or the business unit for which they have direct responsibility.

The EICP relies on predetermined, objective performance measures. For officers with corporate responsibilities, the performance measure is return on invested capital. For group, division and business unit executives, the key performance measure is the business unit ratio of operating income to net assets employed. The participants in the EICP are assigned a target award opportunity, expressed as a percentage of base salary, based on competitive practices. Depending on actual performance, the participant can earn from 0% to 200% of their target award opportunity. EICP award opportunities and the respective performance standards are calibrated such that total annual cash compensation will generally approximate the market 75th percentile when Company performance results are at the 75th percentile.

For fiscal year 2005, the Company achieved a return on invested capital of 23%, thereby exceeding its return on invested capital corporate goal. Based on these results, the Company paid to the named executive officers annual bonuses equal to 200% of their target award opportunity.

Long-Term Incentive Compensation

The goal of the Company’s long-term incentive program is to directly link a significant portion of the executive’s compensation to the enhancement of shareholder value. Long-term incentives also encourage management to focus on the longer term development and prosperity of the Company, in addition to annual operating profits. The Company has a policy to encourage corporate officers and key executives to own and maintain significant stock holdings.

The Company utilizes various long-term incentive vehicles to convey long-term compensation. The long-term incentive vehicles include stock options, performance units and restricted stock awards. The mix of incentives varies from year to year.

Stock Options

Stock option grants are determined and awarded by the Committee annually in December. Stock options are awarded to executive officers of the Company as well as other key employees in the organization. The number of stock options awarded to executive officers was determined by taking approximately 50% of the participant’s total long-term incentive target award value, and dividing it by the Black-Scholes value of an option to purchase Company stock. The Committee believes that stock options granted at fair market value have a strong motivational link to stock price performance over time. Options are granted at fair market value on the date of the grant, have a term of ten years, and vest over a three-year period. For fiscal year 2005, the Committee granted options to purchase shares of common stock to participants on December 1, 2004, consistent with this philosophy.

The Company annually grants stock options to other key business leaders based on their performance and contribution during the year. Options are granted at fair market value on the date of the grant, have a term of ten years, and vest over a three-year period. For fiscal year 2005, consistent with this policy, the Committee granted options to purchase shares of common stock to other key business leaders on December 1, 2004.

Performance Units

The Committee utilizes and administers a long-term performance unit cash plan for senior executives. Performance unit award grants are made annually in December and approximately 25% of the participant’s total long-term incentive value is comprised of performance units. The units have a pre-determined target award value which is used to calculate the number of units granted to each executive. The ultimate value of each unit is determined at the end of a three-year performance cycle. To the degree pre-determined performance goals are exceeded, the cash payout will exceed the target values, up to a maximum of 200% of target value. To the extent performance goals are not met, the cash payouts will be below target values. If performance is below a threshold level, there would be no payout for that performance cycle. The cash payout (if any) is determined and paid after the three-year performance period ends.

The Committee has set two performance criteria for the Performance Units. Earnings per share growth (50% of the total performance unit award) is expressed as the cumulative EPS value over the performance period. Target values are set at the time of the award by the Committee. The Committee believes this award has a strong link to stock price performance and focuses management on bottom line results over a longer term period. Relative total shareholder return (50% of the total performance unit award) is expressed as the stock price appreciation plus dividends reinvested, compared to a peer group of companies. This peer group is generally the same as the one used to compare total shareholder return as described in the Relative Market Performance Graph. The Committee believes this award has a strong link to stock price performance, helps to smooth out the motivational effect of stock market volatility, and measures Company performance within the context of its competitive environment.

For ?scal year 2005, performance unit plan participants included the Chairman and Chief Executive Of?cer; the Senior Vice President—Finance and Chief Financial Of?cer; the Senior Vice President—General Counsel and Secretary; and the Corporate Senior Vice President and President—Building Products.

At the end of ?scal year 2005, the performance period for the ?scal 2003 plan year ended. The Company achieved 200% on the EPS goal relative to target and achieved 200% of target on relative TSR over the three-year period. As a result, each unit paid out at 200% of target.

Restricted Stock

The Company also grants restricted stock awards to participants. The number of restricted stock awards was determined by taking approximately 25% of the participants’ long-term incentive value, and dividing by the stock price at the time of the award. The restricted stock awards vest typically three years after the award is granted if the participant remains with the Company.

Executive Bene?ts

The Company believes that, in attracting and retaining top executive talent, it is critical to provide comprehensive bene?ts that are competitive with the market and meaningful to executives. In particular, limitations imposed on the bene?ts payable from quali?ed welfare and retirement plans give rise to the need for supplemental non-quali?ed plans to replace the bene?ts lost due to these limitations, and to provide a mechanism for recruiting and retaining executives. The Company provides corporate of?cers with supplemental retirement and life insurance bene?ts. The Committee’s independent compensation consultant conducted a review of prevalence of executive bene?ts and perquisites. Based on the review, the Company’s perquisites and bene?ts are typical when compared to both general industry and the durable goods manufacturing industry.

Compensation of the Chief Executive Of?cer

The Chief Executive Of?cer, Mr. Raymond A. Jean, participates in the executive compensation program described in this report.

Base Salary

In May of 2005, Mr. Jean’s annual base salary was set at $685,000, an increase of 9.6% over the last ?scal year. The Committee based its decision to increase Mr. Jeans’s salary on the following factors: the Company’s outstanding results, his superior performance and leadership, his competitive position relative to the market, the desire to retain his services and the fact that the Committee has determined to make future adjustments to salaries in December rather than May, thereby effectively moving his next salary review to December of 2006 (19 months). This salary increase moves Mr. Jean’s base salary closer to the Company’s stated strategy of market median.

Annual Incentive

Mr. Jean participates in the Company’s annual incentive plan, EICP, with a target award opportunity of 100% of base salary. He has the opportunity to earn a maximum of 200% of salary for superior performance, or 0 based on performance below a certain threshold. For ?scal 2005, Mr. Jean received an annual incentive award of $1,300,000. This represented an achievement of 200% of his salary based on superior Company performance against stated goals.

In accordance with the terms of the Company’s Deferred Compensation Plan and provisions of Section 162(m) of the Internal Revenue Code, the Committee waived the deferral of Mr. Jean’s EICP annual incentive and incentive performance unit awards.

Long-Term Incentives

During ?scal 2005, Mr. Jean was awarded long-term incentives in the form of 61,500 options, 13,050 restricted shares, and 4,300 performance units. In 2005 Mr. Jean received a payout of $770,000 for the three year performance period beginning in ?scal 2003 under the performance unit plan. This award represented a maximum payout for the Company’s superior performance against the plan’s goals. Speci?cally the Company achieved total shareholder return of 79th percentile of the peer group, and average annual earnings per share growth of 18%.

Bene?ts and Perquisites

Mr. Jean participates in the Company’s employee bene?t programs. In addition, he participates in the executive bene?ts described above, as well as certain perquisites including personal ?nancial planning, company car allowance, club membership, and physical exams.

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company’s ?ve highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders.

In general, the Company believes that compensation relating to options granted under its current employee stock option plans quali?es for exclusion from the $1 million limitation. Compensation relating to the Company’s restricted stock and incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee under the Company’s current plans in establishing the performance goals for such awards. While this discretion has provided the Committee ?exibility in administering the program to optimize effectiveness through goals such as corporate objectives that may not lend themselves to speci?c target setting, the Committee is presenting the 2006 Plan to the stockholders for approval in order to provide the Company the deductibility of compensation in compliance with Section 162(m). The predetermined objective standards set forth in the 2006 Plan provide for the appropriate incentives to align stockholders and executives’ long term interests.

Dated December 1, 2005

Compensation and Management Development Committee

Susan F. Davis, Chairwoman Donald G. Barger, Jr.

Richard L. Wellek

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Flaum, Wellek and Scorsone (Chairman), each of whom satis?es the independence requirements of the New York Stock Exchange. The Nominating and Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating and Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.

The Nominating and Corporate Governance Committee develops and maintains quali?cation criteria and procedures for the identi?cation and recruitment of candidates for election to serve as directors of the Company. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of the Company and its of?cers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.

The Company’s Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and Securities and Exchange Commission. In addition, the Corporate Governance Guidelines set forth the minimum quali?cations for a director and provide that the Nominating and Corporate Governance Committee will be responsible for establishing additional quali?cations for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or ?nancial interest that would con?ict with the interests of the Company, and be willing and able to commit the necessary time for Board and committee service.

The Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the Chairman of such committee at the Company’s principal executive of?ce and received by the Chairman of such committee before November 1st of each year with respect to the annual stockholders’ meeting that is held thereafter. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the committee or by a stockholder.

Nomination of Directors

The Company’s Bylaws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, or otherwise, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is ?rst mailed to stockholders, provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is ?rst mailed to stockholders. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons speci?ed in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement ?led pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding of?cer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Subject to the exceptions discussed above, written notice of a stockholder’s intent to nominate a person for director at the 2007 Annual Meeting must be given on or before November 27, 2006.

Dated December 2, 2005

Nominating and Corporate Governance Committee

Vincent R. Scorsone, Chairman

Russell M. Flaum

Richard L. Wellek

Executive Committee

The current members of the Executive Committee are Messrs. Ross, Scorsone and Jean, who is Chairman. When necessary, this committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

FURTHER INFORMATION

Principal Stockholders

The following table sets forth as of November 30, 2005, the bene?cial ownership of each entity known by the Company to be the bene?cial owner of more than 5% of the Company’s outstanding Common Stock. Such information is based upon information provided to the Company by such entity or their required SEC ? lings.

Name and Address	Amount and Nature of Beneficial Ownership	Percent (%)
Lord Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302	3,658,859 (1)	14.4
Barclays Global Investors, 45 Fremont Street, San Francisco, CA 94105	1,792,206 (2)	7.1
Goldman Sachs Asset Management, 85 Broad Street, New York, NY 10004	1,679,575 (3)	6.6

(1)	Lord Abbett & Co., LLC, possesses sole investment discretion with respect to all shares and voting authority on 3,230,040 shares.

(2)

Barclays Global Investors, a subsidiary of Barclays PLC, a United Kingdom nancial services company, possesses sole investment discretion with respect to 1,792,206 shares and sole voting power with respect to 1,647,996 shares.

3)

Goldman Sachs Asset Management, LP, a subsidiary of Goldman Sachs Group, possesses sole investment discretion with respect to all shares, sole voting authority with respect to 1,168,335 shares and no voting authority with respect to 511,240 shares.

Other Matters and Stockholder Proposals

The Audit Committee has appointed the ?rm of Deloitte & Touche LLP as independent auditors for the year ending October 31, 2006. Representatives of Deloitte & Touche are expected to attend the meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

Any proposals of stockholders to be presented at the Annual Meeting to be held in 2007, that are eligible for inclusion in the Company’s Proxy Statement for the meeting under applicable rules of the Securities and Exchange Commission, must be received by the Company no later than September 21, 2006.

The Company’s Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive of?ces of the Company, not less than 60 days (which for the 2007 meeting would be December 25, 2006) nor more than 180 days (which for the 2007 meeting would be August 27, 2006) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 45 days (which for the 2007 meeting would be April 9, 2007) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is ?rst disclosed to the public. A stockholder’s notice to the Secretary must set forth with respect to each matter the stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (c) the class and number of shares of the Company which are bene?cially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice is solely bene?cial, documentary evidence of such ownership must accompany the notice.

Copies of the Company’s Annual Report on Form 10-K for the ?scal year ended October 31, 2005 (including the ?nancial statements, the ?nancial statement schedules, and any exhibits), as ?led with the Securities and Exchange Commission, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.

Houston, Texas

January 19, 2006

EXHIBIT A

QUANEX CORPORATION 2006 OMNIBUS INCENTIVE PLAN

ARTICLE I — ESTABLISHMENT, PURPOSE AND DURATION

1.1         Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Quanex Corporation 2006 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company.

1.2         Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Af?liates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Af?liates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or af?liation with the Company or its Af?liates.

1.3         Duration of Plan. The Plan shall continue inde?nitely until it is terminated pursuant to Section 15.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II — DEFINITIONS

The words and phrases de?ned in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1         “Af?liate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than ?fty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2	“Annual Incentive Award” means an Award granted to a Holder pursuant to Article X.

2.3         “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

2.4         “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.5	“Board” means the board of directors of the Company.

2.6	“Cash-Based Award” means an Award granted pursuant to Article XII.

2.7	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8	“Committee” means the Compensation Committee of the Board.

2.9         “Company” means Quanex Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10	“Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11	“Director” means a director of the Company who is not an Employee.

2.12       “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as de?ned in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.13       “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.14	“Employee” means a person employed by the Company or any Afliate as a common law employee.

2.15       “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.16	“Fiscal Year” means the Company’s scal year.

2.17       “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.18       “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Af?liate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.19       “Option” means a “nonquali?ed stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.20	“Option Price” shall have the meaning ascribed to that term in Section 5.3.

2.21 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

2.22       “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.23       “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.24 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.25       “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.26       “Plan” means the Quanex Corporation 2006 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.27       “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.28       “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.29       “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.30	“RSU Award” means an Award granted pursuant to Article VIII.

2.31	“SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.32       “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.33       “Stock” means the common stock of the Company, $0.50 par value per share (or such other par value as may be designated by act of the Company’s stockholders). In addition, for purposes of the Plan and the Awards, the term Stock shall also be deemed to include any rights to purchase (“Rights”) the Series A Junior Participating Preferred Stock of the Company that may then be trading together with the Stock as provided in the Rights Agreement between the Company and Wells Fargo Bank, N.A. relating to the Rights.

2.34       “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

2.35       “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Af?liates.

ARTICLE III — ELIGIBILITY AND PARTICIPATION

3.1         Eligibility. The persons who are eligible to receive Awards under the Plan other than Annual Incentive Awards are key Employees and Directors. The persons who are eligible to receive Annual Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or in?uence policy decisions which signi?cantly impact the overall results or success of the Company.

3.2         Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV — GENERAL PROVISIONS RELATING TO AWARDS

4.1         Authority to Grant Awards. The Committee may grant Awards to those key Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

4.2         Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 1,750,000. The aggregate number of shares of Stock with respect to which full value awards (such as Restricted Stock Awards and Performance Stock Awards) may be granted under the Plan is 875,000. The maximum number of shares of Stock with respect to which Options may be granted to an Employee during a Fiscal Year is 200,000. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 100,000. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in Stock may be granted to an Employee during a Fiscal Year is 100,000. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of Grants of the Performance Unit Awards, is $2,000,000. The maximum amount that may be paid to an Employee under Annual Incentive Award(s) granted to an Employee during a Fiscal Year is $2,000,000. The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is 200,000. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XIII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

4.3         Non-Transferability. Except as speci?ed in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4         Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Speci?cally, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be ?nal, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certi?cate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certi?cate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other af?rmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5	Changes in the Company’s Capital Structure.

(a)      The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)      If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)      If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as de?ned under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)    accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a speci?ed date (before or after such Corporate Change) ?xed by the Committee, after which speci?ed date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)    require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, speci?ed by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)    with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is af?liated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)    provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)    make such adjustments to Awards then outstanding as the Committee deems appropriate to re?ect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)      In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)      After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)      The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6         Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Of?cer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Of?cer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7         Forfeiture for Cause.     Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee ?nds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Af?liate which conduct damaged the Company or an Af?liate or (b) disclosed trade secrets of the Company or an Af?liate, then as of the date the Committee makes its ?nding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The ?ndings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be ?nal for all purposes. No decision of the Committee, however, will affect the ?nality of the discharge of the individual by the Company or an Af?liate.

4.8         Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and bene?ts with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain speci?ed events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Af?liates, violation of material policies of the Company and its Af?liates, breach of noncompetition, con?dentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Af?liates.

4.9         Award Agreements.   Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive of?cer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10       Amendments of Award Agreements.     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as speci?ed in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11       Rights as Stockholder.   A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Stock Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such Stock.

4.12     Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certi?cate or by book or electronic entry.

4.13     Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a speci?ed period of time.

4.14     Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

ARTICLE V — OPTIONS

5.1       Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2       Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.

5.3       Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.4       Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option speci?ed in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time speci?ed in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of af?liation relationship with the Company.

5.5       Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee speci?es in the Award Agreement in its sole discretion.

5.6	Exercise of Option.

(a)      General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certi?cate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certi?ed check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive of?cer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b)      Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a suf?cient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

ARTICLE VI — STOCK APPRECIATION RIGHTS

6.1     Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2     General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR.

6.3     SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.4     Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.5     Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6     Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may re?ect distinctions based on the reasons for termination.

ARTICLE VII — RESTRICTED STOCK AWARDS

7.1     Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certi?cate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certi?cate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3     Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of

Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certi?cates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certi?cates shall be deposited by the recipient with the Secretary of the Company or such other of?cer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII — RESTRICTED STOCK UNIT AWARDS

8.1     Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which re?ects the number of RSUs credited under the Plan for the bene? t of a Holder.

8.2     RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date speci?ed in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3     RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4       Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5     Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as speci?ed in the applicable Award Agreement.

8.6     Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is speci?ed in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE IX — PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1     Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certi?cate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certi?cate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2     Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash ?ow, operating income, earnings before interest and taxes, cash ?ow, cash ?ow from operations, cost reductions and cost ratios (per employee or per customer). Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to speci?c business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satis?ed. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3     Time of Establishment of Performance Goals. A Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4     Written Agreement. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5     Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as speci?ed in the Holder’s Award Agreement.

9.6     Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is speci?ed in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

9.7     Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.8     Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably re?ect the time value of money.

9.9     Stockholder Approval. No payments of Stock or cash will be made pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satis?ed.

ARTICLE X — ANNUAL INCENTIVE AWARDS

10.1   Authority to Grant Annual Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or in?uence policy decisions which signi?cantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. The amount of any Annual Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine.

10.2  Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash ?ow, operating income, earnings before interest and taxes, cash ?ow, cash ?ow from operations, cost reductions and cost ratios (per employee or per customer). Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to speci?c business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satis?ed. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Annual Incentive Awards made pursuant to the Plan shall be determined by the Committee.

10.3     Time of Establishment of Performance Goals. A Performance Goal for a particular Annual Incentive Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

10.4     Written Agreement. Each Annual Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

10.5     Form of Payment Under Annual Incentive Award. Payment under an Annual Incentive Award shall be made in cash.

10.6     Time of Payment Under Annual Incentive Award. A Holder’s payment under an Annual Incentive Award shall be made at such time as is speci?ed in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

10.7     Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under an Annual Incentive Award. If the time at which an Annual Incentive Award will be paid is accelerated for any reason, the amount payable under the Annual Incentive Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably re?ect the time value of money.

10.8     Stockholder Approval. No payments of cash will be made pursuant to this Article X unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satis?ed.

ARTICLE XI — OTHER STOCK-BASED AWARDS

11.1     Authority to Grant Other Stock-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2     Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

11.3     Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

11.4     Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

ARTICLE XII — CASH-BASED AWARDS

12.1     Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

12.2     Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

12.3     Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

12.4     Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIII — SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Af?liate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least ?fty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIV — ADMINISTRATION

14.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

14.2     Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be ?nal and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and ? nal authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identi?ed in this Section 14.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its of?cers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

14.3     Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be ?nal, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and bene?ciaries of Holders.

14.4     No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost pro?ts) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XV — AMENDMENT OR TERMINATION OF PLAN

15.1     Amendment, Modi?cation, Suspension, and Termination. Subject to Section 15.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

15.2     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modi?cation of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI — MISCELLANEOUS

16.1     Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Af?liates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a ?duciary relationship between the Company and any Holder, bene?ciary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.2     No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Af?liate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Af?liate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Af?liates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

16.3     Tax Withholding. The Company or any Af?liate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Af?liate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Af?liate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the

Af?liate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner speci?ed herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Af?liate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Af?liate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 16.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Af?liate has received payment suf?cient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Af?liate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

16.4     Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

16.5     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.6     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

16.7     Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or bene?t plans in effect for the Company or any Af?liate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

16.8     Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

16.9     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.10   Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.11   Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other quali?cation of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.12   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

16.13   Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

16.14   Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Af?liates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Af?liates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable -- any subplans and modi?cations to Plan terms and procedures established under this Section 16.14 by the Committee shall be attached to the Plan document as Appendices; (e) and take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

16.15   Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be ?nal and binding on the parties.

16.16   Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

EXHIBIT B

Quanex Corporation Board of Directors

Audit Committee Charter

PURPOSE

1.      The Board of Directors (the “Board”) of Quanex Corporation (the “Company”) shall establish an Audit Committee (the “Committee”).

2.      The primary purpose of the Committee is to assist the Board in ful?lling its responsibility to: (a) monitor the integrity of the Company’s ?nancial reporting process, including review of the ?nancial reports and other ?nancial information provided by the Company to the public and governmental and regulatory bodies; (b) review the Company’s system of internal ?nancial and disclosure controls, and review the performance of the Company’s internal audit function; (c) review the annual independent audit of the Company’s ?nancial statement, and monitor the public accountant’s quali?cations and independence; and (d) review compliance with applicable laws and regulations which may represent material ?nancial exposure to the Company.

3.      In discharging its role, the Committee is empowered to investigate any matters brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel.

4.      The Committee shall review and reassess the adequacy of this Charter on an annual basis, and shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

MEMBERSHIP

5.      The membership of the Committee shall meet the independence, experience and ?nancial expertise requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director fees, including committee fees, are the only compensation that an Audit Committee member may receive from the Company.

6.      Members of the Committee shall be elected annually by a vote of a majority of the Board based on the recommendation of the Chairman & Chief Executive Of?cer and reviewed by the Nominating & Corporate Governance Committee, and shall serve until their successors are appointed and qualify.

COMMITTEE AUTHORITY & RESPONSIBILITIES

7.      The Audit Committee shall have the sole authority to appoint or replace the public accountants, and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the public accounting ?rm for the purpose of preparing or issuing an audit report or related work, and the public accounting ?rm shall report directly to the Committee.

8.      Review and concur in the appointment, replacement, reassignment, or dismissal of the Director – Internal Audit.

9.      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities.

10.    The Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

11.    The Committee shall make regular reports to the Board, and annually review the Committee’s own performance.

B-1

12.    In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Committee. The following functions are common recurring activities of the Committee in carrying out its oversight responsibility:

a)     Review and discuss with management and the public accountants the Company’s annual audited ?nancial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited ?nancial statements should be included in the Company’s Form 10-K.

b)     Review and discuss with management and the public accountants the Company’s quarterly ?nancial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the ?ling of its Form 10-Q, including the results of the public accountants’ review of the quarterly ?nancial statements to the extent applicable.

c)     Review and discuss with management and the public accountants, as applicable (1) major issues regarding accounting principles and ?nancial statement presentations; (2) analyses prepared by management or the public accountants setting forth signi?cant ?nancial reporting issues and judgments made in connection with the preparation of the ?nancial statements; (3) any management letter provided by the public accountants and the Company’s response to that letter; (4) any problems, dif?culties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (5) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the ?nancial statements of the Company; and (6) earnings press releases as well as ?nancial information and earnings guidance provided to analysts and rating agencies.

d)     Review and discuss with management and the Director – Internal Audit (1) signi?cant ?ndings on internal audits during the year and management responses thereto; (2) any dif?culties the Internal Audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information; (3) any changes required in the scope of their internal audit; (4) the Internal Audit budget and staf?ng; and (5) the Internal Audit charter.

e)      Discuss with management on an annual basis the Company’s major ?nancial risk exposure and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

f)      Obtain and review a report from the public accountants at least annually regarding (1) the registered public accountants’ internal quality-control procedures; (2) any material issues raised by the most recent quality-control review, or peer review, of the ?rm; (3) any steps taken to deal with any such issues; (4) all relationships between the public accountants and the Company. Evaluate the quali?cations, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant.

g)     Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every ?ve years as required by the Sarbanes-Oxley Act of 2002.

h)     Discuss with the public accountants any communications between the audit team and the audit ?rm’s national of?ce respecting auditing or accounting issues presented by the engagement.

i)      Discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staf?ng.

j)      Review procedures for the con?dential, anonymous submission, retention, and treatment of complaints received by the Company regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and the resolution if one has been reached.

k)    Review disclosures made by the Company’s principal executive of?cer or of?cers and principal ?nancial of?cer or of?cers regarding compliance with their certi?cation obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for ?nancial reporting and evaluations thereof.

l)      Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the public accountants any information with respect to illegal acts in accordance with Section 10A.

13.    The Committee shall monitor and review the establishment of actuarial assumptions and investment objectives, policies, and performance criteria for the management of the Company’s retirement and bene?t plans.

14.    The Committee shall review annually the performance of the Company’s retirement and bene?t plan asset investments.

LIMITATIONS OF THE AUDIT COMMITTEE’S ROLE

15.    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare ?nancial statements, plan or conduct audits or to determine that the Company’s ?nancial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

B-2

1900 WEST LOOP SOUTH SUITE 1500 HOUSTON, TX 77027

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

if you would like to reduce the costs incurred by Quanex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Quanex Corporation, c/o ADP,51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	QUANEX	KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANEX CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4.					To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's number on the line below.
		For All	Withhold All	For All Except
1	Elect two directors to serve until the Annual Meeting of Stockholders in 2009.
	01) Donald G. Barger 02) Raymond A. Jean	☐	☐	☐

		For	Against	Abstain
Information with respect to the above matters are set forth in
2.	Approve the Quanex Corporation 2006 Omnibus Incentive Plan (the "2006 Plan");	☐	☐	☐	the Proxy Statement that accompanies this Notice.
PLEASE EXECUTE YOUR VOTE PROMPTLY. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.
3.	Approve the material terms of the performance criteria for performance stock and performance unit awards under the 2006 Plan;	☐	☐	☐

4.	Approve the material terms of the performance criteria for annual incentive awards under the 2006 Plan; and	☐	☐	☐	The Company's Annual Report to Stockholders for the year ended October 31, 2005,accompanies this Notice.

5.	Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on January 5, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.

If you plan to attend the meeting, please check this box:				☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator,

attorney, trustee or guardian, please give full title as such. If the signer is a corporation,

please sign full corporate name by duly authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Quanex Corporation 1900 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600

January 19, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the Company's mpany's principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

This year you will be asked to vote in favor of the election of two directors, approve adoption of the Quanex Corporation 2006 Omnibus Incentive Plan (the "2006 Plan"), approve material terms of the performance criteria for performance stock and performance unit awards under the 2006 Plan, and approve material terms of the performance criteria for annual incentive awards under the 2006 Plan. These proposals are more fully explained in the attached proxy statement, which you are encouraged to read.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND IN FAVOR OF ALL PROPOSALS AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your cooperation.

Sincerely,

Raymond A. Jean

Chairman of the Board

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PROXY

QUANEX CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS

If no specification is made, proxies will vote FOR the election of the nominees named on the reverse side or any substitute for them as recommended by the Board of Directors and FOR Proposal 2, Proposal 3 and Proposal 4 listed on the reverse side.

The undersigned stockholder(s) of Quanex Corporation appoints Joseph J. Ross and Vincent R. Scorsone, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Quanex Corporation, 1900 West Loop South, 15th Floor, Houston, Texas, on February 23,2006, or any adjournment or adjournments thereof, on the matter described in the enclosed Proxy Statement dated January 19, 2006.

(Continued and to be signed on the reverse side)